UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 29, 2013

ConAgra Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Foods Drive Omaha, NE	68102-5001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 240-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 29, 2013, ConAgra Foods, Inc. (“ConAgra Foods”) announced the completion of its acquisition (the “Acquisition”) of Ralcorp Holdings, Inc. (“Ralcorp”) and the expiration of ConAgra Foods’ previously announced exchange offers (the “Exchange Offers”) and consent solicitations (the “Consent Solicitations”) for (i) any and all 4.950% Notes due August 15, 2020 (the “Existing Ralcorp 2020 Notes”) issued by Ralcorp for up to an aggregate principal amount of $300.0 million of new 4.950% Notes due August 15, 2020 (the “New ConAgra Foods 2020 Notes”) issued by ConAgra Foods and cash and (ii) any and all 6.625% Notes due August 15, 2039 (the “Existing Ralcorp 2039 Notes”) issued by Ralcorp for up to an aggregate principal amount of $450.0 million of new 6.625% Notes due August 15, 2039 (the “New ConAgra Foods 2039 Notes”) issued by ConAgra Foods and cash. The Existing Ralcorp 2020 Notes and the Existing Ralcorp 2039 Notes are referred to herein collectively as the “Existing Ralcorp Notes.” The New ConAgra Foods 2020 Notes and the New ConAgra Foods 2039 Notes are referred to herein collectively as the “New ConAgra Foods Notes.” The Exchange Offers and Consent Solicitations were made in connection with the Acquisition.

New ConAgra Foods Notes

Pursuant to the Exchange Offers and Consent Solicitations, ConAgra Foods issued approximately $282.7 million and approximately $433.3 million aggregate principal amount of New ConAgra Foods 2020 Notes and New ConAgra Foods 2039 Notes, respectively. The New ConAgra Foods Notes have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The New ConAgra Foods 2020 Notes and the New ConAgra Foods 2039 Notes bear an interest rate of 4.950% and 6.625% per annum, respectively, and will each be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2013. The New ConAgra Foods 2020 Notes and the New ConAgra Foods 2039 Notes mature on August 15, 2020 and August 15, 2039, respectively. The New ConAgra Foods Notes are unsecured senior obligations of ConAgra Foods.

The terms of the New ConAgra Foods Notes are governed by an Indenture, dated October 8, 1990 (the “Indenture”), by and between ConAgra Foods and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank (National Association)), as trustee. The Indenture contains customary covenants that, among other things, restrict ConAgra Foods’ ability to enter into sale and lease-back transactions as well as to consolidate, merge or sell all or substantially all of its assets.

Upon the occurrence of a “change of control,” as defined in the Indenture, ConAgra Foods is required to offer to repurchase the New ConAgra Foods Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the repurchase date. ConAgra Foods may redeem the New ConAgra Foods Notes in whole or in part, at ConAgra Foods’ option, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the New ConAgra Foods Notes to be redeemed and (ii) the sum of the present values of the principal amount and the remaining scheduled payments of interest on the New ConAgra Foods Notes to be redeemed, discounted from the scheduled payment dates to the date of redemption, plus, in each case, accrued but unpaid interest thereon to the date of redemption.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments.

Registration Rights Agreement

In connection with the issuance of the New ConAgra Foods Notes, ConAgra Foods also entered into a registration rights agreement, dated January 31, 2013 (the “Registration Rights Agreement”), by and between ConAgra Foods and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Dealer Manager”). Under the Registration Rights Agreement, ConAgra Foods agreed, among other things: (i) to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the New ConAgra Foods Notes within 120 calendar days after January 31, 2013 (the “Settlement Date”); (ii) cause such exchange offer registration statement to be declared effective by the SEC within 255 calendar days after the Settlement Date; (iii) keep such exchange offer registration statement effective until the closing of the exchange offers; and (iv) subject to certain limitations, cause the exchange offers to be consummated not later than 365 calendar days following the Settlement Date. If, among other events, the exchange offers are not consummated on or prior to the 365th calendar day following the Settlement Date, ConAgra Foods will be required to pay special additional interest, in an amount equal to 0.25% per annum of the principal amount of the New ConAgra Foods Notes, for the first 90 days following default. Thereafter, the amount of special additional interest will increase to 0.50% per annum until the default is cured.

The Dealer Manager has also, from time to time, provided certain investment banking, commercial banking and financial advisory services to ConAgra Foods and its affiliates, including acting as lender to ConAgra Foods and its affiliates and as a dealer manager in connection with the Tender Offers (as defined below), for which they received customary fees and commissions.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Ralcorp Notes

As of the consummation of the Exchange Offers, Ralcorp had $17.2 million and $16.8 million aggregate principal amount of Existing Ralcorp 2020 Notes and Existing Ralcorp 2039 Notes outstanding, respectively.

In addition, on January 29, 2013, ConAgra Foods’ previously announced offers (the “Tender Offers”) to purchase any and all of Ralcorp’s $664.5 million aggregate principal amount of outstanding 7.29% Notes due 2018, Floating Rate Notes due 2018 and 7.39% Notes due 2020 (collectively, the “Ralcorp Private Indenture Notes”) expired. As of the consummation of the Tender Offers, Ralcorp had $33.0 million aggregate principal amount of Ralcorp Private Indenture Notes outstanding. On January 31, 2013, after settling the Tender Offers, ConAgra Foods caused Ralcorp to satisfy and discharge the indenture under which the Ralcorp Private Indenture Notes were issued (the “Ralcorp Private Indenture”) with respect to the Ralcorp Private Indenture Notes that remained outstanding. Upon satisfaction and discharge, although the Ralcorp Private Indenture Notes will technically remain outstanding until their redemption in August 2013, the Ralcorp Private Indenture will cease to be of further effect with respect to the Ralcorp Private Indenture Notes (except certain administrative provisions).

As of September 30, 2012, Ralcorp also had issued and outstanding 5.43% Senior Notes, Series C, due 2013, 4.76% Senior Notes, Series D, due 2013, 5.57% Senior Notes, Series E, due 2015, 5.43% Senior Notes, Series F, due 2012, 5.56% Senior Notes, Series I-A, due 2019, 5.58% Senior Notes, Series I-B, due 2019, 5.93% Senior Notes, Series J, due 2022, 7.45% Senior Notes, Series 2009A, due 2019, and 7.6% Senior Notes, Series 2009B, due 2021 (collectively, the “Ralcorp Private Notes”). The Ralcorp Private Notes may be optionally prepaid upon no less than 30 and no more than 60 days’ notice at a price equal to 100% of the aggregate principal amount of such Ralcorp Private Notes plus a make-whole amount. The aggregate principal amount of Ralcorp Private Notes outstanding as of September 30, 2012 was $546.4 million, which includes $75.0 million aggregate principal amount of Ralcorp’s 5.43% Senior Notes, Series F, due 2012 and approximately $10.0 million aggregate principal amount of Ralcorp’s 4.76% Senior Notes, Series D, due 2013 that were both subsequently repaid by Ralcorp in December 2012. On January 29, 2013, Ralcorp provided all of the holders of the outstanding Ralcorp Private Notes notice of prepayment and Ralcorp expects to prepay all of the outstanding Ralcorp Private Notes on February 28, 2013.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Registration Rights Agreement, dated January 31, 2013, by and between ConAgra Foods, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: February 1, 2013	By:	/s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Registration Rights Agreement, dated January 31, 2013, by and between ConAgra Foods, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated